SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           November 26, 2001

                                                        CD WAREHOUSE, INC.

(Exact name of registrant as specified in its charter)

   Delaware                                                   1-21887                                   73-1504999
 (State or other                                        (Commission File                        (IRS Employer
jurisdiction of                                          Number)                                    Identification No.)
incorporation)

900 North Broadway, Oklahoma City, Oklahoma                                             73102
 (Address of principal executive offices)                                                         (Zip Code)

Registrant's telephone number, including area code     (405) 236-8742

                                                                Not applicable

(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

On or about October 4, 2001, a purported shareholder derivative lawsuit was filed by Brent Galyon in Oklahoma County District Court, Case No. CJ-2001-7605, against the Company and certain of its directors.

On November 26, 2001, this lawsuit was dismissed with prejudice by the court. The Court sustained the motion to dismiss filed by the Company and the directors that were defendants in this lawsuit.  The Court also approved an agreement between the parties whereby the Company will pay attorney's fees and costs to the plaintiff's counsel in an amount not to exceed $85,000.00.  The Company's insurer has agreed to pay these fees and costs.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                          CD WAREHOUSE, INC.

                                                                          By:   /s/ Christopher M. Salyer
                                                                               Christopher M. Salyer
                                                                               President and Chief Executive Officer

Dated:  November 28, 2001